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                                                                     EXHIBIT 4.1




                                                                  CONFORMED COPY

                         REGISTRATION RIGHTS AGREEMENT


   THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of the 30th day of July, 1997, among Galileo International, Inc., a Delaware corporation (the "Company"), and Covia LLC, USAM Corp., RESNET Holdings Inc., Distribution Systems Inc., Roscor A.G., Travel Industry Systems B.V., Retford Limited, Racom Teledata S.p.A., Travidata Inc., Olynet Inc. and Coporga, Inc. (the "Original Stockholders").

                                R E C I T A L S

   WHEREAS, on the date hereof, after giving effect to the initial public offering (the "IPO") of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the Original Stockholders are the owners of the number of shares of Common Stock set forth on Schedule A hereto;

   WHEREAS, the Original Stockholders have approved various actions in connection with the IPO, including the approval of a Restated Certificate of Incorporation;

   WHEREAS, the parties hereto desire to provide for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Registrable Stock (as defined herein) held by Holders (as defined herein), on the terms and conditions set forth herein; and

   WHEREAS, the Board of Directors of the Company has authorized the officers of the Company to execute and deliver this Agreement in the name of and on behalf of the Company.

   NOW, THEREFORE, in consideration of the mutual covenants, promises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

   1.  Definitions.

   For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following respective meanings:

  "affiliate" shall have the meaning given in Rule 405 under the Securities
Act;

  "Commission" shall mean the United States Securities and Exchange Commission;

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;


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  "Holder" shall mean each Original Stockholder or any transferee or assignee to whom the rights under this Agreement are transferred or assigned in accordance with the provisions of Section 9 hereof;

  "Registrable Stock" shall mean: (i) the Common Stock beneficially owned by each Original Stockholder immediately after the IPO; (ii) any Common Stock acquired in the public market or otherwise by a Holder of Registrable Stock to increase its holdings in order to maintain such Holder's right to elect a director of the Company pursuant to the terms of any series of the Company's Special Voting Preferred Stock, par value $.01 per share (the "Special Voting Preferred Stock"), then held by such Holder (but only to the extent required to maintain such right); (iii) any other Common Stock acquired in the public market or otherwise by a Holder of Registrable Stock; (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referred to in clauses (i), (ii) or (iii) above or in clause (v) below; and (v) any Common Stock issued by way of a stock split of the Common Stock referred to in clauses (i), (ii), (iii) or (iv) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (x) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement or (y) such Registrable Stock is sold or distributed pursuant to Rule 144 (or any similar or successor provision (but not Rule 144A)) under the Securities Act; and

  "Rule 144" shall mean Rule 144, as from time to time amended, of the Commission promulgated under the Securities Act, or any rule of the Commission promulgated as a successor thereto.

   2.  Demand Registration.

   (a) At any time 180 days after the date of this Agreement and (i) for the period terminating on the first anniversary of the date of this Agreement, Holders holding at least 5% of the then outstanding Common Stock which is Registrable Stock and (ii) thereafter Holders holding at least 2% of the outstanding Common Stock which is Registrable Stock (or Holders holding less than 2% of the outstanding Common Stock which is Registrable Stock who, using their reasonable efforts, during the six month period following notice by them to the Company of their desire to register shares of such Stock held by them, have been unable to increase such shares to be registered to 2%, in the aggregate) (the "Requesting Holders") may request, in a written notice to the Company, that the Company file a registration statement under the Securities Act covering the registration of such percentage of shares (at least 5%, 2% or less, as the case may be) of the Common Stock which is Registrable Stock





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  then outstanding in the manner (e.g, underwritten) specified in such notice
  (a "Demand Notice"); provided, however, that shares of Registrable Stock referred to in clause (iii) of the definition thereof, together with shares issued with respect thereto pursuant to clauses (iv) and (v) of the definition thereof, shall not be counted for purposes of determining if a Holder has satisfied the applicable threshold for making a Demand Notice. A registration effected pursuant to this Section 2 is referred to herein as a "Demand Registration". Following receipt of any Demand Notice under this
  Section 2, the Company shall (i) give, within 10 business days of receipt of such Demand Notice, each other Holder written notice that it will be filing a registration statement and advise such Holders that they may participate in such registration by promptly so notifying the Company and (ii) file as promptly as practicable (but in any event within 60 days after receiving such Demand Notice) a registration statement and use its best efforts to cause to be declared effective as soon as reasonably practicable (but in any event within 120 days of receiving such Demand Notice) a registration statement providing for the offer and sale of the Registrable Stock that the Requesting Holders and the other Holders have requested be registered in accordance with the manner of disposition specified in the Demand Notice of the Requesting Holders; provided, however, that the participation of a Holder (other than a Requesting Holder) in a Demand Registration pursuant to clause (i) of this sentence shall not be deemed to be a Demand Registration of such participating Holder.

   (b) If the Requesting Holders intend to have the Registrable Stock distributed by means of an underwritten offering, the underwriter or underwriters shall be selected by Requesting Holders holding a majority of the shares of Registrable Stock to be sold by such Requesting Holders after consultation with all Requesting Holders, subject to approval by the Company, which approval shall not be unreasonably withheld.

   (c)   Notwithstanding any provision of this Agreement to the contrary,

     (i) the Company shall not be required to effect a Demand Registration if the Demand Notice related thereto is delivered during the period commencing 45 days prior to the estimated date of filing by the Company of a registration statement pertaining to a public offering of equity securities of the Company (a "Company Registration Statement") which are the same as or similar to, or convertible into or exchangeable for, Common Stock of the Company (other than a registration statement on Form S-8 or successor form) and ending on the date of the effectiveness of such Company Registration Statement; provided, however, that in no event shall the Company be required to file a registration statement pertaining to a Demand Registration at any





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     time prior to 90 days after the date of the effectiveness of any Company
     Registration Statement;

     (ii) the Company shall not be required to effect more than one Demand Registration in any six-month period; and

     (iii) if the Company shall furnish to the Requesting Holders a certificate signed by the chief executive officer of the Company stating that in the good faith opinion of a majority of the board of directors of the Company such registration would require the Company to disclose a material financing, acquisition or other corporate development and that such disclosure at such time is not in the best interests of the Company and its stockholders, then the Company may postpone the filing or effectiveness of a registration statement for such period (the "Delay Period") as the board of directors shall approve; provided, however, that
     (i) no single Delay Period may exceed 90 consecutive days; (ii) the Delay Periods in any twelve consecutive months may not exceed, in the aggregate, 180 days; and (iii) no Delay Period may commence fewer than 60 days following the end of a prior Delay Period.

   (d) Each Original Stockholder will be entitled to two Demand Registrations with respect to the Registrable Stock held by such Original Stockholder; upon transfer or assignment of any or all of such Registrable Stock in accordance with Section 9 hereof, the Original Stockholder shall notify the Company, in accordance with Section 9, as to whether or not the Original Stockholder is assigning Demand Registration rights under this Agreement. As a result, the Company shall not be obligated to effect more than two Demand Registrations in respect of the Registrable Stock of each Original Stockholder (including for this purpose any Demand Registration rights in respect of such Registrable Stock which have been assigned in accordance with the provisions of Section 9 hereof); provided, however, that a Demand Registration shall not be deemed to have been effected for a particular Holder for purposes of this
  Section 2(d) unless (i) the Registration Statement filed in connection with such Demand Registration shall have been declared effective by the Commission; (ii) such Registration Statement shall have remained effective for the period set forth in Section 4; and (iii) the offering of Registrable Stock pursuant to such registration shall not be subject to any stop order, injunction or other order or requirement of the Commission that is not lifted or released (other than any such stop order, injunction or other requirement of the Commission prompted by any act or omission of a Requesting Holder).

   (e) If the Registrable Stock registered pursuant to a Demand Registration is to be sold in one or more firm commitment underwritten offerings, and the sole or





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  managing underwriter, as the case may be, of such underwritten offering advises the Holders of such securities that, in its opinion, the total amount of Registrable Stock requested to be included in such registration will exceed the maximum amount (the "Maximum Demand Offering Size") of the Company's securities that can be marketed (1) at a price reasonably related to the then current market value of such securities or (2) without otherwise materially and adversely affecting the entire offering, then the Company shall include in such registration, in the following priority up to the Maximum Demand Offering Size: (x) first, all of the Registrable Stock requested to be included in such registration by the Requesting Holders pursuant to this Section 2, allocated, if necessary, for such offering not to exceed the Maximum Demand Offering Size, pro rata among the Requesting Holders on the basis of the relative number of shares of Registrable Stock each such Requesting Holder has requested to be included in such registration; and (y) second, all of the Registrable Stock requested to be included in such registration by Holders other than the Requesting Holders pursuant to this Section 2, allocated, if necessary, for such offering not to exceed the Maximum Demand Offering Size, pro rata among such non-Requesting Holders on the basis of the relative number of shares of Registrable Stock each such Holder has requested to be included in such registration.

   (f) The Company agrees not to effect any public or private sale, distribution or purchase of any of its equity securities which are the same as or similar to, or convertible into or exchangeable or exercisable for, Common Stock of the Company during the 30-day period prior to, and the 90-day period beginning on, the effective date of any registration statement filed pursuant to a Demand Registration. The foregoing sentence shall not apply to: (x) any such equity securities registered pursuant to a registration statement on Form S-4 (or successor form) in respect of a business combination, acquisition or similar transaction; (y) any shares of Common Stock issued by the Company upon the exercise of an option or the conversion of a security outstanding on the filing date of any registration statement; and (z) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company, including, without limitation, the Company's 1997 Stock Incentive Plan and the Company's 1997 Non-Employee Director Stock Plan.

   3.  Incidental Registration.

   (a) Subject to Section 7 and the other terms and conditions set forth in this Section 3, if at any time 180 days after this Agreement the Company determines that it shall file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or successor forms thereto) or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) for the sale of shares of Common Stock for its own account or for the





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  account of any third party (a "Selling Securityholder"), the Company shall each such time promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 30 days from the date of such notice, and advising such Holders of their right to have any Registrable Stock beneficially owned by them included in such registration. Upon the written request of any Holder received by the Company no later than 15 business days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Stock that each such Holder has so requested to be registered. The Company, in its sole discretion shall appoint the underwriters, if any, for any registration covered by this Section 3 in the case of a sale by the Company of shares of Common Stock for its own account.

   (b) The Company's obligation to include Registrable Stock in a registration statement pursuant to Section 3(a) above is subject to the following limitations:

     (i) If, at any time after giving written notice of its determination to register shares of Common Stock for its own account or for the account of a Selling Securityholder and prior to the effective date of any registration statement filed in connection with such registration, the Company or such Selling Securityholder shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to use any efforts to register any Registrable Stock in connection with such aborted registration.

     (ii) If the Registrable Stock registered in accordance with this Section 3 is to be sold in one or more firm commitment underwritten offerings, and the sole or managing underwriter, as the case may be, of such underwritten offering advises the Company, the Selling Securityholder and the Holders of Registrable Stock to be included in such registration that, in its opinion, the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount (the "Maximum Offering Size") of the Company's securities that can be marketed
     (1) at a price reasonably related to the then current market value of such securities or (2) without otherwise materially and adversely affecting the entire offering, then the Company shall include in such registration, in the following priority up to the Maximum Offering Size: (x) first, all of the securities proposed to be registered for offer and sale by the Company or the Selling Securityholder, as the case may be, and (y) second, all of the Registrable Stock requested to be included in such registration by the





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     Holders pursuant to this Section 3, allocated, if necessary, for such offering not to exceed the Maximum Offering Size, pro rata among the Holders requesting registration of such Registrable Stock on the basis of the relative number of shares of Registrable Stock each such Holder has requested to be included in such registration.

   (c) In connection with any registration of the Company's Common Stock, under Section 2 or 3 hereof, and upon the written request of the underwriters managing any underwritten offering of the Common Stock, each Holder agrees not to effect any sale, disposition or distribution of any Common Stock (other than that included in any such registration or other than a private sale to another Original Owner or, subject to Section 9 of this Agreement, a third party in a transaction that involves the transfer of one or more shares of Special Voting Preferred Stock) or securities exercisable for or convertible or exchangeable into Common Stock without the prior written consent of such underwriters during the 30-day period prior to, and the 90-day period beginning on, the effective date of any registration statement to which Section 2(a) or 3(a) applies.

   4. Registration Procedures. Whenever required under Section 2 or Section 3 of this Agreement to use its best efforts to effect the registration of any Registrable Stock, the Company shall, as soon as reasonably practicable:

   (a) prepare and file with the Commission a registration statement on Form S-1 or such other form available for the sale of the Registrable Stock by the Holders thereof in accordance with the intended method of distribution thereof and use its best efforts to cause such registration statement to become and remain effective for the period of distribution as provided herein; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall afford the Holders of the Registrable Stock covered by such registration statement, their counsel and the managing or sole underwriter, if any, an opportunity to review copies of all such documents proposed to be filed;

   (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all Registrable Stock covered by such registration statement;

   (c) furnish to each Holder such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus





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  and any amendments or supplements thereto) as such Holder may reasonably request in writing and, in the case of Demand Registration, furnish each Requesting Holder with copies of any and all correspondence with the Commission or any other governmental entity relating to the registration statement and the prospectus included therein;

   (d) use its best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States and its possessions and territories as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so;

   (e) promptly (but in any event within 5 business days) notify each Holder for whom such Registrable Stock is covered by such registration statement and confirm such notice in writing, (i) when a registration statement, prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance of any order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the written request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

   (f) furnish, at the written request of any Holder requesting registration pursuant to Section 2, if the method of distribution is by means of an underwriting,





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  on the date that the shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective: (i) a signed opinion, dated such date, of the legal counsel for the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction and (ii) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request (1) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (2) covering such other financial matters (including information as to the period ending not more than 5 business days prior to the date of such letters) as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

   (g) provide reasonable cooperation to the selling Holders of Registrable Stock and the managing or sole underwriter, if any, to facilitate the timely preparation and delivery of certificates representing shares of Registrable Stock to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Stock to be in such denominations and registered in such names as the managing or sole underwriter, if any, or Holders may reasonably request in writing at least two business days prior to any sale of Registrable Stock in a firm commitment underwritten public offering, or at least ten business days prior to any other such sale;

   (h) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form and containing customary provisions regarding indemnification of the underwriters by the Holders joining in such registration), in conformity with Section 6, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement, including, without limitation, in the case of an underwritten Demand Registration, providing the underwriters and their counsel reasonable access to the Company's





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  records and officers for purposes of customary due diligence examinations and participating in good faith in meetings with potential investors or security analysts (including "road shows"); provided, however, that in no event will the Company be required to participate in more than one series of meetings or road show in respect of all shares of Registrable Stock of all Holders in any 12 calendar months;

   (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and

   (j) use its best efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.

For purposes of this Section 4, the period of distribution of Registrable Stock covered by any registration statement shall be deemed to extend until the earlier of (i) the sale of all such Registrable Stock or, in the case of an underwritten public offering, until each underwriter has completed the distribution of all Registrable Stock included in such offering; and (ii) three months after the effective date of such registration statement.

   5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of the Registrable Stock as the Company shall reasonably request and as shall be required in connection with any action to be taken by the Company; provided, however, that such information shall only be used in connection with such registration.

   6. Expenses of Registration. All reasonable expenses incurred in connection with each registration pursuant to Section 2 or 3 of this Agreement, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and fees and disbursements of counsel for the Company shall be paid by the Company. Notwithstanding the foregoing, (i) the selling Holders shall bear and pay or be responsible for the underwriters' discounts and commissions, and fees and disbursements of counsel for the selling Holders, applicable to securities offered for their account in connection with any such registrations, filings and qualifications made pursuant to Section 2 or 3 of this Agreement; and (ii) in no event shall the Company pay or be responsible for the fees and disbursements of counsel for the underwriters in connection with any such registrations, filings and qualifications.





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   7.  Underwriting Requirements.  In connection with any underwritten offering pursuant to Section 3, the Company shall not be required to include shares of Registrable Stock in such underwritten offering unless the Holders of such Registrable Stock accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the Selling Securityholder, on the one hand, and the underwriters selected by the Company or the Selling Securityholder, on the other hand.

   8. Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

   (a) The Company shall indemnify and hold harmless each Holder and its directors, officers, agents and employees, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities Act), each person, if any, who controls such Holder or participating person within the meaning of the Securities Act and the directors, officers, agents and employees of each such controlling person (each, an "Indemnified Party"), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse on a quarterly basis each such Indemnified Party for any reasonable legal or other reasonable expenses incurred by them (but not in excess of expenses incurred in respect of one counsel (plus one local counsel) for all of them unless there is an actual conflict of interest between any Indemnified Parties, which Indemnified Parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company; provided, further, that the Company shall not be liable to any Indemnified Party in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Indemnified Party, and shall survive the transfer of such securities by the applicable Holder.





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   (b)   Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each other Holder joining in such registration, each of the Company's and such other Holders' respective directors, officers, agents and employees, each person, if any, who controls the Company and each other Holder within the meaning of the Securities Act and the directors, officers, agents and employees of each such controlling person (each, an "Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which the Company or any such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse on a quarterly basis any reasonable legal or other reasonable expenses incurred by each such Indemnified Party (but not in excess of expenses incurred in respect of one counsel (plus one local counsel) for all of them unless there is an actual conflict of interest between any Indemnified Parties, which Indemnified Parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, and provided, further, that the liability of any Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Registrable Stock sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

   (c) Promptly after receipt by an Indemnified Party (as defined in Section 8(a) or 8(b), as the case may be) under this Section 8 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying party under this
  Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such Indemnified Party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 8, except to the extent that such indemnifying party was or is actually prejudiced thereby, and in no event shall such failure relieve the indemnifying party of any other liability that it may have to any Indemnified Party otherwise than under this Section 8. If such indemnifying party so assumes the defense thereof, it may not agree to any settlement of any such action as the result of which any material remedy or relief, other than monetary damages for which such indemnifying party shall be responsible hereunder, shall be applied to or against such Indemnified Party, without the prior written consent of such Indemnified Party. An indemnifying party may not assume or jointly assume the defense of an action if in the reasonable judgment of counsel for the Indemnified Party a conflict of interest may exist between such indemnifying party and such Indemnified Party with respect to such action. An indemnifying party who is precluded from assuming or jointly assuming the defense of an action pursuant to the immediately preceding sentence, or who elects not to, or who has not appointed counsel reasonably satisfactory to the Indemnified Party within a reasonable time to, assume the defense of an action shall be obligated to pay the fees and expenses of one counsel (plus one local counsel) for all Indemnified Parties, as selected by a majority in interest of the Indemnified Parties. If the indemnifying party does not assume the defense of an action, such indemnifying party shall be bound by any settlement to which the Indemnified Party agrees and to which such indemnifying party consents.

   (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the Indemnifying Party, in lieu of or in addition to indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any reasonable legal or other reasonable fees or reasonable expenses incurred by such party in connection with any investigation or proceeding. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Stock sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   9. Termination; Transfer of Registration Rights; Successors and Assigns. The registration rights of (i) any Original Stockholder will terminate at any time two years (or such shorter "holding period" as may from time to time be prescribed by Rule 144(k)) or more after the date hereof if at such time such Original Stockholder is not an affiliate of the Company and has not been an affiliate of the Company for at least three months, (ii) any such Original Stockholder who is not an affiliate of the Company and who beneficially owns less than 1% (or such greater percentage as may from time to time be prescribed by Rule 144(e)) of the Company's Common Stock will terminate one year (or such shorter "holding period" as may from time to time be prescribed by Rule 144(d)(1)) after the date hereof and (iii) any transferee of an Original Stockholder will terminate (x) one year (or such shorter "holding period" as may from time to time be prescribed by Rule 144(d)(1)) after such transferee acquires Registrable Stock if such transferee beneficially owns less than 1% (or such greater percentage as may from time to time be prescribed by Rule 144(e)) of the Company's Common Stock or (y) so long as such transferee beneficially owns more than 1% (or such greater percentage as may from time to time be prescribed by Rule 144(d)) of the Company's Common Stock, at any time as is two years (or such shorter period as may from time to time be prescribed by Rule 144(k)) or more after such transferee acquires Registrable Stock if at such time such transferee (or subsequent transferee) is not an affiliate of the Company and has not been an affiliate of the Company for at least 3 months; provided, however, that, in the case of any such Original Stockholder who, at the time it would otherwise lose its registration rights pursuant to this
Section 9, (A) beneficially owns at least 2% of the Company's Common Stock and
(B) would otherwise continue to have the right to cause the Company to effect a Demand Registration pursuant to Section 2, such Original Stockholder or transferee shall, for a period of eighteen months after such time, retain the right to cause the Company to effect one Demand Registration in respect of such Common

Stock pursuant to Section 2 and to participate in a Demand Registration pursuant to clause (ii) of the last sentence of Section 2(a) or any other registration pursuant to Section 3.

   The registration rights of any Holder under this Agreement with respect to any Registrable Stock (other than the right to cause the Company to effect one Demand Registration pursuant to the proviso in the immediately preceding paragraph) may be transferred, subject to Section 2(d) hereof, provided that:
(i) the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred and (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement. Except as provided in this Section 9, the registration rights of any Holder under this Agreement may not be transferred.

   Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

   10. Rule 144. The Company shall file, in a timely manner, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

   11. Arbitration. Subject to the final sentence of this Section 11, any dispute arising between or among the parties hereto or any of them involving the subject matters covered by this Agreement shall be submitted to arbitration under this Section 11. Any party asserting a breach of this Agreement by any other party or parties shall notify all other parties of such alleged breach (a "Dispute Notice") and the parties shall attempt to resolve such dispute amicably and if they shall fail to resolve it within thirty (30) days of the date of the Dispute Notice, any party may notify any of the other parties that it wishes to commence an arbitration proceeding under this Section 10 (an "Arbitration Request"). In any arbitration proceeding the party or parties commencing the arbitration (alone or together, if more than one, the "Petitioner") shall include in the Arbitration Request (a) a statement of the facts constituting the alleged breach or dispute, (b) a written statement of position ("Statement") regarding the dispute and (c) the name of an elector designated by it. The Statement shall state the facts and arguments in support of the position taken by the party submitting such Statement and shall detail that party's proposed solution and relief sought (if any). Copies of any Arbitration Request shall be furnished at the same time to the other parties hereto. The party or parties with whom the Petitioner has its dispute (alone or together, if more than one, the "Respondent") shall within five (5) business days after the date of the Arbitration Request designate a second elector by notice to the Petitioner (copies of which shall be furnished to the other parties), but if it or they shall fail to do so within such period the Petitioner may designate an elector on Respondent's behalf. The electors chosen by the Petitioner and the Respondent shall attempt to agree upon an arbitrator (the "Arbitrator"), but if they are unable to do so within twenty (20) business days after the designation of the second elector, then either elector thereafter may apply to the American Arbitration Association (the "Association") for the selection of the Arbitrator in accordance with the Commercial Arbitration Rules of such Association. The Arbitrator so selected shall have full power to decide any dispute referred to in this Section 11. The arbitration proceedings shall be conducted in the English language, and the place of arbitration and the making of the Award (as defined below) shall be the City of New York. The UNCITRAL rules of commercial arbitration shall apply to any arbitration commenced pursuant to this Section 11, as modified by the following procedure:

   (i) Within five (5) business days of the selection of the Arbitrator (the "Commencement Date"), the Respondent shall deliver its Statement regarding the dispute to the Arbitrator and to the Petitioner.

   (ii) Within fifteen (15) business days from the Commencement Date, each of the Petitioner and the Respondent shall deliver to the Arbitrator and to the other party, a response ("Response") to the other party's Statement setting forth opposing facts and arguments and limited in length to ten (10) typed, single spaced pages (excluding evidentiary exhibits included therein).

   (iii) Within twenty (20) business days from the Commencement Date, each of the Petitioner and the Respondent may deliver to the Arbitrator and to the other party, a reply to the Response limited to setting forth facts and arguments in rebuttal to the Statement and Response of the other party and limited in length to five (5) typed, single spaced pages (excluding evidentiary exhibits included therein).

   (iv) Within twenty-five (25) business days from the Commencement Date, each of the Petitioner and Respondent shall present an oral summation of its position to the Arbitrator in the presence of the other party in accordance with such rules of procedure including, without limitation, length of presentation and right of cross-examination, as the Arbitrator shall determine in writing and deliver to the parties not less than three (3) business days prior to such hearing; provided, however, that such hearing shall not exceed eight (8) hours in total and may not be adjourned except for extraordinary circumstances beyond the control of the parties.

   (v) The Arbitrator shall either issue his decision and award ("Award") or request a further meeting of the parties within fifteen (15) days of the hearing.

   (vi)  Any such further meeting of the parties shall take place within five
  (5) business days of the request therefor and shall be conducted as determined by the Arbitrator. The Arbitrator shall issue his Award no later than fifteen (15) days after any such further meeting of the parties.

   (vii) The Award shall be in writing and shall be limited to a decision either completely in favor of Petitioner's request for relief or completely in favor of Respondent's request for relief. The Award shall be final and binding upon the parties hereto and judgment may be entered thereon in any court of competent jurisdiction and the costs and expenses of such arbitration shall be borne by the party losing such arbitration.

  (viii) In the event that the Arbitrator fails to render his Award within the time limits contained in Sections 11(v) or (vi), the Arbitrator shall, nonetheless, retain jurisdiction over the dispute for a reasonable period of time.

   This Section 11 shall in no way affect the right of any party to seek such interim relief, and only such relief, as may be required to maintain the status quo in aid of the arbitration in any court of competent jurisdiction. In addition, to the extent there is an existing litigation to which any party hereto is a party, this Section 11 shall not preclude such party from participating in such litigation.

   12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

   14. Titles. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

   15. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or faxed to (a) the Company at the address set forth below its signature hereof, (b) to the Original Stockholders at the address set forth below each of their signatures hereof or (c) to a Holder at the address therefor as set forth in the Company's records or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by mail or fax, with receipt acknowledged.

   16. Amendments and Waivers. This Agreement may be amended or waived only upon the written consent of the Company and each of the holders of Registrable Stock; provided, however, that if a holder of Registrable Stock shall have ceased to have any registration rights hereunder, the consent of such holder shall not be required.

   17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

   18. Entire Agreement. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

   IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written above by their respective officers thereunto duly authorized.


                                          GALILEO INTERNATIONAL, INC.


                                        By        /s/ James E. Barlett
                                           ------------------------------------
                                           Name:  James E. Barlett
                                           Title: President and
                                                  Chief Executive Officer


                                          COVIA LLC,
                                          By United Air Lines, Inc.,


                                        By        /s/ Authorized Signatory
                                          -------------------------------------
                                          Name:
                                          Title:


                                          USAM CORP.


                                        By        /s/ John W. Harper
                                          -------------------------------------
                                          Name:   John W. Harper
                                          Title:  Director & Treasurer


                                          RESNET HOLDINGS, INC.


                                        By        /s/ Rob Peterson
                                          -------------------------------------
                                          Name:   Rob Peterson
                                          Title:  President


                                          DISTRIBUTION SYSTEMS, INC.


                                        By        /s/ Barbara E. Cohen
                                           ------------------------------------
                                           Name:  Barbara E. Cohen
                                           Title: Treasurer

                                          ROSCOR A.G.


                                        By        /s/ Armin Daume
                                           ------------------------------------
                                           Name:  Armin Daume
                                           Title: Chairman of the Board


                                        By        /s/ Ignaz Tschirky
                                           ------------------------------------
                                           Name:  Ignaz Tschirky
                                           Title: General Manager


                                           TRAVEL INDUSTRY SYSTEMS B.V.


                                        By        /s/ R.J. Van der Burg
                                           ------------------------------------
                                           Name:  R.V. Van der Burg
                                           Title: Senior V.P., Finance


                                        By        /s/ Authorized Signatory
                                           ------------------------------------
                                           Name:
                                           Title: Senior V.P.
                                                  Corporate Development &
                                                  Foreign Relations

                                           RETFORD LIMITED


                                        By        /s/ Victor Garland
                                           ------------------------------------
                                           Name:  Victor Garland
                                           Title: GM, MS


                                           RACOM TELEDATA S.p.A.


                                        By        /s/ Pierluigi Alemanni
                                           ------------------------------------
                                           Name:  Pierluigi Alemmani
                                           Title: President and CEO

                                    TRAVIDATA INC.


                                By        /s/ Rainer Walther
                                   ------------------------------------
                                   Name:  Dr. Rainer Walther
                                   Title: Vice President Passenger
                                          System


                                    OLYNET, INC.


                                By        /s/ Catherine Tsagarakis
                                   ------------------------------------
                                          Name:    Catherine Tsagarakis
                                          Title:   Chief Financial
                                                   Group Director


                                By        /s/ Konstantinos Mandroukas
                                   ------------------------------------
                                          Name:    Konstantinos Mandroukas
                                          Title:   Director
                                                   Marketing


                                    COPORGA, INC.


                                By        /s/ Eduardo Branco
                                   -----------------------------------
                                   Name:  Eduardo Branco
                                   Title: Authorized Representative

                                   SCHEDULE A

Original Stockholder                                          Number of Shares


   Covia LLC                                                    33,440,000
   USAM Corp.                                                    7,000,400
   RESNET Holdings Inc.                                            152,240
   Distribution Systems Inc.                                     7,000,400
   Roscor A.G.                                                   7,000,400
   Travel Industry Systems B.V.                                 10,639,200
   Retford Limited                                                  88,000
   Racom Teledata S.p.A.                                         1,598,960
   Travidata Inc.                                                   88,000
   Olynet Inc.                                                     906,400
   Coporga, Inc.                                                    88,000